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
                                                              Exhibit 11.1
                           DELTA FINANCIAL CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                     THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                     DECEMBER 31, 1997      DECEMBER 31, 1997
                                                        ------------           ------------
                                                  (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
Earnings Per Share - Basic
--------------------------
   Net income                                               $  8,313               $ 30,411
                                                        ============           ============

   Weighted average number of common
   and common equivalent shares:
   -----------------------------
      Average no. of shares outstanding                       15,373                 15,359

      Net effect of dilutive stock options
        based on treasury stock method                             0                      0
                                                        ------------           ------------
   Total average shares:                                      15,373                 15,359
                                                        ============           ============

   Basic earnings per share                                 $   0.54               $   1.98
                                                        ============           ============


Earnings Per Share - Diluted
----------------------------
   Net income                                               $  8,313               $ 30,411
                                                        ============           ============

   Weighted average number of common
   and common equivalent shares:
   -----------------------------
      Average no. of shares outstanding                       15,373                 15,359

      Net effect of dilutive stock options
      based on treasury stock method                              10                     32
                                                        ------------           ------------
   Total average shares:                                      15,383                 15,391
                                                        ============           ============

   Diluted earnings per share                               $   0.54               $   1.98
                                                        ============           ============

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